Exhibit 99.1

HEALTHCARE SERVICES GROUP, INC.
PROVIDES UPDATE ON FIRST QUARTER RESULTS

Bensalem, PA - April 16, 2018 - Healthcare Services Group, Inc. (NASDAQ:HCSG) today announced that in the first quarter of 2018, the company increased its accounts receivable allowance primarily related to the corporate restructurings of two privately-held, multi-state operators. The company expects the corresponding expense to unfavorably impact 1Q2018 EPS by $0.36-$0.38/share.  In conjunction with those restructurings, the company renegotiated certain financial terms and conditions, including accelerated payments.  Accordingly, the company expects no impact on future revenue, net income or EPS.

The company also announced it achieved key operational and financial milestones related to the 2Q2017 dining & nutrition expansion with Genesis HealthCare and converted approximately $25 million of accounts receivable to notes receivable. This aligns with the company’s strategy to proactively strengthen customer payment obligations and further enhance its position within their capital structures.

The Company intends to release financial results for the first quarter ended March 31, 2018 on Tuesday, April 17th. The Company will host a conference call on Wednesday, April 18th at 8:30 a.m. Eastern Time to discuss its results for the three months ended March 31, 2018. The call may be accessed via phone at 800-893-5360. The call will be simultaneously webcast under the “Events & Presentations” section of the investor relations page on our website, www.hcsg.com. A replay of the earnings call may be accessed through the phone number above through 10:00 p.m. Eastern Time on Wednesday, April 18, 2018. The webcast will also be available on our website for one year following the date of the earnings call.

Cautionary Statement Regarding Forward-Looking Statements

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the healthcare industry, primarily providers of long-term care; having several clients who individually contributed over 3%, with one as high as 20% of our total consolidated revenues for the three months ended March 31, 2018 ; credit and collection risks associated with this industry; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; continued realization of tax benefits arising from our corporate reorganization and self-funded health insurance program; risks associated with the reorganization of our corporate structure; realization of our expectations regarding the impact of the Tax Cuts and Jobs Act on our financial results; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2017 under “Government Regulation of Clients,” “Competition” and “Service Agreements and Collections,” and under Item IA. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from clients and/or clients in bankruptcy or clients with which we are in litigation to collect payment, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, retain and provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

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